Exhibit 99.1

Allied Gaming & Entertainment Provides Update on Lawsuit Against Knighted Pastures and Roy Choi et al.

US District Court for the Central District of California determines Allied is likely to succeed on the merits of its Section 13(d) claim against the Knighted Parties and grants preliminary relief

New York, NY (August 19, 2025) – Allied Gaming & Entertainment, Inc. (NASDAQ: AGAE) (the “Company” or “Allied”), a global experiential entertainment company, today provided positive updates on its lawsuit in the United States District Court for the Central District of California (the “court”), against Knighted Pastures, LLC (“Knighted”) and Roy Choi, as well as Naomi Choi, Mr. Choi’s mother, and Yiu-Ting So (“So”), a long time business partner of Mr. Choi (collectively, the “Knighted Group” or the “Defendants”). On August 1, 2025 the court granted preliminary relief enjoining the vote of directors at the Company’s annual meeting held on August 4, 2025.  On August 12, 2025, the court issued its full order in support of its targeted preliminary relief, stating that, “[i]n sum, Allied has demonstrated it is reasonably likely to establish the Knighted Parties formed a group with Naomi Choi and So, under Section 13(d), and succeed on the merits of its claims.”

Allied’s lawsuit seeks, among other things, to redress wrongful conduct by the Knighted Group, in connection with their involvement in Mr. Choi’s bid to replace the Company’s Board of Directors (the “Board”) with his hand-picked designees. AGAE asserts that Knighted and Mr. Choi have been engaged in a year-long scheme to amass large quantities of AGAE’s stock without disclosure to AGAE or its stockholders including by the filing of deficient Schedule 13D materials with the Securities and Exchange Commission (“SEC”) in a coordinated effort to secure Knighted and Mr. Choi’s control over the Board and the Company.

The court ruled to preliminarily enjoin the holding of any election of Allied’s Board of Directors until further order of the court.

“We are pleased the court recognized the compelling evidence of the Knighted Group’s undisclosed coordinated conduct, its impact on Allied’s stockholders, and that the court enjoined the vote of directors until the merits are resolved, determining that Allied is likely to succeed on the merits of its claims.  This is a win for Allied’s stockholders,” said Mr. Yangyang Li, Allied Gaming & Entertainment’s Chairman of the Board, CEO and President. “Our Board of Directors will continue to be a strong fiduciary and fight for the rights of all Allied stockholders.”

About Allied Gaming & Entertainment
Allied Gaming & Entertainment Inc. (Nasdaq: AGAE) is a global experiential entertainment company focused on providing a growing world of gamers and concertgoers with unique experiences through renowned assets, products and services. For more information, visit alliedgaming.gg.

Forward Looking Statements
This communication contains certain forward-looking statements under federal securities laws. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “intend” or “continue,” the negative of such terms, or other comparable terminology. These statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause actual results to be materially different from those contemplated by the forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside our control, that could cause actual results or outcomes to differ materially from those discussed in these forward-looking statements. The inclusion of such information should not be regarded as a representation by the Company, or any person, that the objectives of the Company will be achieved.

Investor Contact:
Addo Investor Relations
ir@alliedgaming.gg